 EXHIBIT (a)(1)(B)
LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
of
MONSTER WORLDWIDE, INC.
at
$3.70 NET PER SHARE
Pursuant to the Offer to Purchase dated October 25, 2016
by
STRATEGIC INVESTMENT OPPORTUNITIES LLC
an affiliate of
MEDIANEWS GROUP, INC.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, NOVEMBER 23, 2016, UNLESS THE OFFER IS EXTENDED.
The Depositary for the Offer is:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
By Hand, Overnight Delivery or Mail:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
Attn: Corporate Actions Dept.
17 Battery Place - 8th Floor
New York, NY 10004
For telephone inquiries: 1-917-262-2378
For email inquiries: reorg@continentalstock.com
DESCRIPTION OF CERTIFICATES SURRENDERED
Certificate(s) Enclosed (Attach additional signed list, if necessary)
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on certificate(s))	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Number of Certificated or Book-Entry Shares Tendered

TOTAL SHARES
You MUST submit ALL of your original Monster Worldwide, Inc. stock certificates for the Shares tendered in order to complete the tender process. If you cannot locate your original stock certificate(s), carefully follow the instructions included in this Letter of Transmittal.

☐
CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution
Account Number
Transaction Code Number
Total No. of Shares Tendered

SIGNATURES MUST BE PROVIDED BELOW — PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY
A properly completed and executed Letter of Transmittal, along with the stock certificates covered thereby, must be received by the Depositary by 5:00 p.m., New York City time, on Wednesday, November 23, 2016 (the “Expiration Date”), unless the Offer (as defined herein) is extended. If Shares are held in book-entry form, a properly completed and executed Letter of Transmittal or Agent’s Message in lieu of the Letter of Transmittal, along with the Shares covered thereby (via book-entry transfer procedures), must be received by the Depositary by the Expiration Date. If Shares are held in street name, Shares must be tendered by your nominee by the Expiration Date.

Ladies and Gentlemen:
The undersigned hereby tenders to Strategic Investment Opportunities LLC, a Delaware limited liability company (the “Purchaser”), the above-described shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of Monster Worldwide, Inc., a Delaware Corporation (“Monster” or the “Company”), pursuant to the Purchaser’s offer to purchase up to 8,925,815 Shares, at a price of  $3.70 per Share, net to the seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 25, 2016 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this letter of transmittal (this “Letter of Transmittal”), which together with any amendments or supplements thereto or hereto, collectively constitute the “Offer.”
I (we) hereby represent and warrant that (i) I (we) have full power and authority to deliver, tender, transfer and assign the above Shares as provided herein and agree to furnish or execute any additional documents requested, and to comply with any additional requirements imposed, by Continental Stock Transfer & Trust Company, the depositary for the Offer (the “Depositary”), or the Purchaser to complete such delivery, tender, transfer and assignment, (ii) when the above Shares are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title to such Shares, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claim and will not have been transferred to the Purchaser in violation of any contractual or other restriction on the transfer thereof; and (ii) I (we) understand and agree that the Instructions included in this Letter of Transmittal are part of the terms and conditions for tender of the Shares and are incorporated herein by reference.
By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints designees of the Purchaser as the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of the Company’s stockholders or any adjournment or postponement thereof or otherwise in such manner as each attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, and to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, with respect to all of the Shares (and any and all distributions in connection therewith) tendered hereby and accepted for payment by the Purchaser. This appointment will be effective if and when, and only to the extent that, the Purchaser accepts such Shares for payment pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer.
This Letter of Transmittal must be signed by registered holder(s) exactly as their name appears on the certificate(s) or in the Company’s records for book-entry Shares, as applicable, or by the authorized agent of such registered holder(s). The signature must be accompanied by a signature guarantee if Special Payment Instructions and/or Special Delivery Instructions are provided below.
SPECIAL PAYMENT INSTRUCTIONS (See Instruction 3)
To be completed ONLY if the check for the Offer Price for the Shares surrendered herewith is to be issued in the name of someone other than the undersigned. The taxpayer identification number of the new owner must be provided. (See Instruction 8)
Issue and deliver check to:
Name:
(Please Print First, Middle & Last Name)
Address:

(including Zip Code)
Dated

SPECIAL DELIVERY INSTRUCTIONS (See Instruction 4)
Complete ONLY if the check is to be delivered to someone other than the undersigned or to the undersigned at an address other than that shown under the undersigned’s name at the top of the Letter of Transmittal.
Mail check to:
Name:
(Please Print First, Middle & Last Name)
Address:

(including Zip Code)
Dated

IMPORTANT – THE BOX BELOW MUST BE SIGNED AND DATED AND THE IRS FORM W-9 INCLUDED HEREIN MUST BE COMPLETED WITH SIGNATURE AND TAX ID NUMBER
IMPORTANT SHAREHOLDER SIGN HERE (Also Complete IRS Form W-9)
X
X
Must be signed by registered holder(s) exactly as name(s) appear on stock certificate(s) or as listed in the Company’s records if book-entry shares. If signature is by attorney, executor, administrator, trustee, guardian, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 2.
Dated
Name(s):

(Please Print)
Capacity:
Address:
(Include Zip Code)
Phone No.
Tax ID or SSN:

MEDALLION SIGNATURE GUARANTEE
Required only if Special Payment Instructions and/or Special Delivery Instructions are provided.
(See Instructions 3 and 4)
The signature(s) should be guaranteed by an Eligible Institution or a member of a registered National Securities Exchange or FINRA pursuant to Securities and Exchange Commission Rule 17Ad-15.

INSTRUCTIONS FOR TENDERING SHARES
Forming Part of the Terms and Conditions of this Letter of Transmittal
1. General. This Letter of Transmittal, properly filled in and signed by or on behalf of the registered holder(s) of Common Stock (or properly constituted assignees) and accompanied by any certificate(s) for Shares of Common Stock, when tendered to the Depositary, at the addresses set forth in this Letter of Transmittal, will entitle you to receive the Offer Price, subject to the terms and conditions of the Offer. For your convenience, a return envelope addressed to the Depositary is enclosed.
The method of delivery of the Shares, including delivery by book-entry transfer, is at the option and risk of the stockholder, but if any certificate(s) or documents are sent by mail, it is suggested that insured or registered mail be used for the stockholder’s protection, and you should insure your certificate(s) for 3% of their value at $3.70 per Share. Please note that the certificate(s) or documents must be in good order and received by the Depositary prior to the Expiration Date in order to be accepted.
Insert in the box at the top of the Letter of Transmittal the certificate number(s) of the Common Stock certificate(s) which you are tendering herewith, if applicable, the number of shares represented by such certificate(s) and the number of certificated or book entry Shares, as applicable, being tendered. If the space provided is insufficient, attach a separate sheet listing this information.
2. Authority of Signatory. If the Letter of Transmittal is executed by an agent, attorney, executor, administrator, trustee, guardian or other person acting in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, the full title of such person must be given and proper documentary evidence of his or her appointment and authority to act in such capacity (including, where necessary, bylaws, corporate resolutions and court orders) must be forwarded with any tendered stock certificate(s) and this Letter of Transmittal.
3. Check Issued in a Different Name. If the section entitled “Special Payment Instructions” is completed, then signature(s) on this Letter of Transmittal must be guaranteed by a financial institution such as a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program (each an “Eligible Institution”). If the surrendered Shares are registered in the name of a person other than the undersigned, or if issuance of the check is to be made to a person other than the registered owner(s), any surrendered Shares must be accompanied by a properly endorsed Letter of Transmittal or duly executed stock power(s), in either case signed exactly as the name(s) of the registered owner(s) appear on the certificate(s) or in the records of the Company if book-entry shares, as applicable, with the signature(s) on the Letter of Transmittal or stock power(s) guaranteed by an Eligible Institution as provided herein. If the section entitled “Special Payment Instructions” is completed, the shareholder named therein will be considered the record owner for this purpose.
4. Special Delivery Instructions. If the section entitled “Special Delivery Instructions” is completed, then signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution. Indicate the name and address to which the check is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. The shareholder is required to give the social security number or employee identification number of the record owner of the shares for payment.
5. Mutilated, Lost, Destroyed or Stolen Certificates. If any stock certificates have been mutilated, lost, destroyed or stolen, the stockholder should promptly notify the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (toll-free telephone number: 1-844-318-0125; email: shareholder@broadridge.com). The stockholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.
6. Stock Transfer Taxes. The Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the Offer Price is to be made to any person(s) other than the registered owner(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to the Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the Offer Price payable pursuant to the Offer unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7. Validity of Tender; Irregularities. All questions as to validity, form and eligibility of any tender of Shares will be determined by the Purchaser (which may delegate the power to so determine in whole or in part to the Depositary), and such determination shall be final and binding. The Purchaser reserves the right to waive any irregularities or defects in the tender of any Shares and its interpretation of the terms and conditions of this Letter of Transmittal or any other documents delivered herewith with respect to such irregularities or defects shall be in its sole discretion. A tender will not be deemed to have been validly made until all irregularities and defects have been cured or waived.
8. IRS Form W-9; Backup Withholding; Taxpayer Identification Number. Under U.S. Federal income tax law, if you tender your Shares, you generally are required to furnish the Depositary either (i) a properly completed Internal Revenue Service (“IRS”) Form W-9 (which is included below) with your correct Taxpayer Identification Number (“TIN”), if you are a “U.S. holder” (as defined in the Offer to Purchase under the caption Section 5 — “Certain U.S. Federal Income Tax Consequences”), or (ii) a properly completed appropriate IRS Form W-8, if you are a “non-U.S. holder” (as defined in the Offer to Purchase under the caption Section 5 — “Certain U.S. Federal Income Tax Consequences”).
Use IRS Form W-9 only if you are a U.S. person, including a resident alien individual. If you have been notified by the IRS that you are subject to backup withholding, you must cross out item 2 in the certification before signing the IRS Form W-9, unless you have since been notified by the IRS that you are no longer subject to backup withholding. You will be subject to backup withholding at a rate of 28% on all reportable payments made to you pursuant to the Offer if  (i) you do not furnish your TIN to the requester, (ii) you do not certify your TIN, (iii) the IRS tells the requester that you furnished an incorrect TIN, (iv) the IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return or (v) you do not certify to the requester that you are not subject to backup withholding. Certain payees are exempt from backup withholding. See the enclosed Instructions for IRS Form W-9 for further guidance on whether you are an exempt payee.
Backup withholding is not an additional tax. You may credit any amounts withheld against your regular U.S. Federal income tax liability or, if backup withholding results in an overpayment of taxes, claim a refund from the IRS.
If you have not been issued a TIN and have applied for one or intend to apply for one in the near future, you should write “Applied For” in the space for the TIN on the IRS Form W-9, and sign and date the IRS Form W-9. If you wrote “Applied For” in the space for the TIN on IRS Form W-9 and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% of all reportable payments until you provide a TIN to the Depositary, or have otherwise established an exemption from backup withholding.
You are generally exempt from backup withholding if you are a nonresident alien or a foreign entity (including a disregarded domestic entity with a foreign owner) and submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary or from the IRS at its website (www.irs.gov). You should consult a tax advisor to determine which IRS Form W-8 is appropriate for you. See the enclosed Instructions for IRS Form W-9 for further guidance.
If you fail to furnish your correct TIN to the Depositary, you are subject to a penalty of  $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines and/or imprisonment.
9. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal should be directed to the Information Agent at their respective addresses and telephone numbers set forth in the Offer to Purchase.

IMPORTANT TAX INFORMATION
United States Federal Income Tax
Under U.S. Federal income tax law, a stockholder surrendering Shares must, unless an exemption applies, provide the Depositary (as payer) with the stockholder’s correct TIN on IRS Form W-9 included in this Letter of Transmittal. If the stockholder is an individual, the stockholder’s TIN is such stockholder’s social security number. If the correct TIN is not provided, the stockholder may be subject to a $50 penalty imposed by the IRS and payments of cash to the stockholder (or other payee) pursuant to the Offer may be subject to backup withholding at a rate of 28%.
Certain stockholders (including, among others, all corporations (other than certain S corporations) and certain foreign individuals and entities) are generally not subject to these backup withholding and reporting requirements. In order for an exempt foreign stockholder to avoid backup withholding, such person should submit an appropriate IRS Form W-8, signed under penalties of perjury, attesting to his or her exempt status. An appropriate IRS Form W-8 can be obtained from the Depositary or from the IRS at its website (www.irs.gov). Exempt stockholders, other than foreign stockholders, should furnish their TIN, enter in the appropriate space in line 4 any code(s) that may apply to them and sign, date and return the IRS Form W-9 to the Depositary in order to avoid erroneous backup withholding. See the enclosed Instructions for IRS Form W-9 for additional guidance. A stockholder should consult his or her tax advisor as to such stockholder’s qualification for an exemption from backup withholding and the procedure for such exemption.
If backup withholding applies, the Depositary is required to withhold and pay over to the IRS 28% of any reportable payments made to a stockholder. Backup withholding is not an additional tax. Rather, the U.S. Federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
Purpose of IRS Form W-9
To prevent backup withholding on payments that are made to a stockholder with respect to Shares purchased pursuant to the Offer, the stockholder is required to notify the Depositary of the stockholder’s correct TIN by completing the IRS Form W-9 included in this Letter of Transmittal certifying that (1) the TIN provided on the IRS Form W-9 is correct (or that such stockholder is awaiting a TIN), (2) the stockholder is not subject to backup withholding because (i) the stockholder is exempt from backup withholding, (ii) the stockholder has not been notified by the IRS that the stockholder is subject to backup withholding as a result of a failure to report all interest and dividends or (iii) the IRS has notified the stockholder that the stockholder is no longer subject to backup withholding and (3) the stockholder is a U.S. person (including a U.S. resident alien).
What Number to Give the Depositary
The tendering stockholder is required to give the Depositary the TIN, generally the social security number or employer identification number, of the record holder of the Shares tendered hereby. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Instructions for IRS Form W-9 for additional guidance on which number to report. If the tendering stockholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such stockholder should write “Applied For” in the space for the TIN on the IRS Form W-9, sign, date and return the IRS Form W-9. If you wrote “Applied For” in the space for the TIN on the IRS Form W-9 and the Depositary is not provided with a TIN by the time of payment, the Depositary will withhold 28% of all reportable payments of the purchase price, which will be refunded if a TIN is provided to the Depositary within sixty (60) days of the Depositary’s receipt of the Certificate of Awaiting Taxpayer Identification Number.

Form W-9 (Rev. December 2014) Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number and Certification Give Form to the requester. Do not send to the IRS. Print or type See Specific Instructions on page 2. 1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank. 2 Business name/disregarded entity name, if different from above 3 Check appropriate box for federal tax classification; check only one of the following seven boxes: Individual/sole proprietor or single-member LLC C Corporation S Corporation Partnership Trust/estate Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) Note. For a single-member LLC that is disregarded, do not check LLC; check the appropriate box in the line above for the tax classification of the single-member owner. Other (see instructions) 4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) Exemption from FATCA reporting code (if any) (Applies to accounts maintained outside the U.S.) 5 Address (number, street, and apt. or suite no.) 6 City, state, and ZIP code Requester’s name and address (optional) 7 List account number(s) here (optional) Part I Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3. Note. If the account is in more than one name, see the instructions for line 1 and the chart on page 4 for guidelines on whose number to enter. Social security number – – or Employer identification number – Part II Certification Under penalties of perjury, I certify that: 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct. Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3. Sign Here Signature of U.S. person Date General Instructions Section references are to the Internal Revenue Code unless otherwise noted. Future developments. Information about developments affecting Form W-9 (such as legislation enacted after we release it) is at www.irs.gov/fw9. Purpose of Form An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following: • Form 1099-INT (interest earned or paid) • Form 1099-DIV (dividends, including those from stocks or mutual funds) • Form 1099-MISC (various types of income, prizes, awards, or gross proceeds) • Form 1099-B (stock or mutual fund sales and certain other transactions by brokers) • Form 1099-S (proceeds from real estate transactions) • Form 1099-K (merchant card and third party network transactions) • Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition) • Form 1099-C (canceled debt) • Form 1099-A (acquisition or abandonment of secured property) Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN. If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding? on page 2. By signing the filled-out form, you: 1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued), 2. Certify that you are not subject to backup withholding, or 3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and 4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting? on page 2 for further information. Cat. No. 10231X Form W-9 (Rev. 12-2014)

Form W-9 (Rev. 12-2014) Page 2 Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9. Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are: • An individual who is a U.S. citizen or U.S. resident alien; • A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States; • An estate (other than a foreign estate); or • A domestic trust (as defined in Regulations section 301.7701-7). Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income. In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States: • In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity; • In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and • In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities). Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes. If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items: 1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien. 2. The treaty article addressing the income. 3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions. 4. The type and amount of income that qualifies for the exemption from tax. 5. Sufficient facts to justify the exemption from tax under the terms of the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption. If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: 1. You do not furnish your TIN to the requester, 2. You do not certify your TIN when required (see the Part II instructions on page 3 for details), 3. The IRS tells the requester that you furnished an incorrect TIN, 4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or 5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only). Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information. Also see Special rules for partnerships above. What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of  $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty. Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties. Specific Instructions Line 1 You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return. If this Form W-9 is for a joint account, list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name. Note. ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application. b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or “doing business as” (DBA) name on line 2. c. Partnership, LLC that is not a single-member LLC, C Corporation, or S Corporation. Enter the entity’s name as shown on the entity’s tax return on line 1 and any business, trade, or DBA name on line 2. d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2. e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulations section 301.7701-2(c)(2)(iii). Enter the owner’s name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on line 2, “Business name/disregarded entity name.” If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Form W-9 (Rev. 12-2014) Page 3 Line 2 If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2. Line 3 Check the appropriate box in line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box in line 3. Limited Liability Company (LLC). If the name on line 1 is an LLC treated as a partnership for U.S. federal tax purposes, check the “Limited Liability Company” box and enter “P” in the space provided. If the LLC has filed Form 8832 or 2553 to be taxed as a corporation, check the “Limited Liability Company” box and in the space provided enter “C” for C corporation or “S” for S corporation. If it is a single-member LLC that is a disregarded entity, do not check the “Limited Liability Company” box; instead check the first box in line 3 “Individual/sole proprietor or single-member LLC.” Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space in line 4 any code(s) that may apply to you. Exempt payee code. • Generally, individuals (including sole proprietors) are not exempt from backup withholding. • Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends. • Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions. • Corporations are not exempt from backup withholding with respect to attorneys’ fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC. The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4. 1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2) 2—The United States or any of its agencies or instrumentalities 3—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities 4—A foreign government or any of its political subdivisions, agencies, or instrumentalities 5—A corporation 6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession 7—A futures commission merchant registered with the Commodity Futures Trading Commission 8—A real estate investment trust 9—An entity registered at all times during the tax year under the Investment Company Act of 1940 10—A common trust fund operated by a bank under section 584(a) 11—A financial institution 12—A middleman known in the investment community as a nominee or custodian 13—A trust exempt from tax under section 664 or described in section 4947 The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13. IF the payment is for . . . THEN the payment is exempt for . . . Interest and dividend payments All exempt payees except for 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012. Barter exchange transactions and patronage dividends Exempt payees 1 through 4 Payments over $600 required to be reported and direct sales over $5,0001 Generally, exempt payees 1 through 52 Payments made in settlement of payment card or third party network transactions Exempt payees 1 through 4 1 See Form 1099-MISC, Miscellaneous Income, and its instructions. 2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with “Not Applicable” (or any similar indication) written or printed on the line for a FATCA exemption code. A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37) B—The United States or any of its agencies or instrumentalities C—A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i) E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i) F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state G—A real estate investment trust H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940 I—A common trust fund as defined in section 584(a) J—A bank as defined in section 581 K—A broker L—A trust exempt from tax under section 664 or described in section 4947(a)(1) M—A tax exempt trust under a section 403(b) plan or section 457(g) plan Note. You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. Line 6 Enter your city, state, and ZIP code. Part I. Taxpayer Identification Number (TIN) Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below. If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN. If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on this page), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN. Note. See the chart on page 4 for further clarification of name and TIN combinations. How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676). If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester. Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 12-2014) Page 4 Part II. Certification To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code earlier. Signature requirements. Complete the certification as indicated in items 1 through 5 below. 1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification. 2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form. 3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification. 4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations). 5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account: Give name and SSN of: 1. Individual The individual 2. Two or more individuals (joint account) The actual owner of the account or, if combined funds, the first individual on the account1 3. Custodian account of a minor (Uniform Gift to Minors Act) The minor2 4. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law The grantor-trustee1 The actual owner1 5. Sole proprietorship or disregarded entity owned by an individual The owner3 6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i) (A)) The grantor* For this type of account: Give name and EIN of: 7. Disregarded entity not owned by an individual The owner 8. A valid trust, estate, or pension trust Legal entity4 9. Corporation or LLC electing corporate status on Form 8832 or Form 2553 The corporation 10. Association, club, religious, charitable, educational, or other taxexempt organization The organization 11. Partnership or multi-member LLC The partnership 12. A broker or registered nominee The broker or nominee 13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments The public entity 14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i) (B)) The trust 1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished. 2 Circle the minor’s name and furnish the minor’s SSN. 3 You must show your individual name and you may also enter your business or DBA name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN. 4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 2. *Note. Grantor also must provide a Form W-9 to trustee of trust. Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed. Secure Your Tax Records from Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: • Protect your SSN, • Ensure your employer is protecting your SSN, and • Be careful when choosing a tax preparer. If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039. For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance. Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059. Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft. The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts. If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338). Visit IRS.gov to learn more about identity theft and how to reduce your risk. Privacy Act Notice Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.